EXHIBIT 10.1

From: Dominic Bassani [mailto:dbassani@biontech.com] Sent: Tuesday, July 31, 2012 11:06 AMTo: 'Mark A Smith'Cc: 'Jon Northrop'; 'Ed Schafer'; 'kathy paradise'Subject: RE: Extension of 2009 Deferred Compensation

YES

From: Mark A Smith [mailto:mas@biontech.com] Sent: Tuesday, July 31, 2012 12:39 PMTo: 'Dominic Bassani'Subject: Extension of 2009 Deferred Compensation

Dom,

This email will confirm that, effective June 30, 2012, you agreed to extend the maturity date of your 2009 Deferred Compensation -- totaling $198,000 (principal and accrued interest) and convertible @ $1.50 per share—until January 15, 2014 (the maturity date of your 2011/2012 Deferred Compensation).

Please confirm by reply email.

Mark

Mark A. Smith

President & General Counsel

Bion Environmental Technologies, Inc.

303-5175302(cell)/719-2565329(hm office)/425-9849702(fax)